Exhibit 10.34

Confidentiality and Non-competition Agreement

Party A: China Packaging Group Inc.

Nevada, USA

Party B: [       ]

WHEREAS, [    ] (Hereinafter referred to as “Party B”) recognize that when working for China Packaging Group Inc.(hereinafter referred to as “Party A”), in the course of performing his/her duties, he/she will have to learn and understand some confidential information of party B; Party B understands and recognizes that disclosing any such confidential information to Pary A’s existing or potential competitors would seriously harm the economic interests of Party A or put Party A at great disadvantage in competition;

WHEREAS, Party B understands and acknowledges that if he/she directly or indirectly compete with Party A , work for Party’s rivals or gains economic benefits from Party A’s rivals, will inevitably lead to the disclosure of confidential information of Party A; and

WHEREAS, Party B understands and acknowledges that Party A in this Agreement does not only mean Party A, but also includes enterprises Party A holds shares of and companies which Party A arranged for or agreed Party B to work in or has interests in.

Now both parities, in accordance with the laws, regulations and policies of the People’s Republic of China, on a voluntary, equal, consultative basis, agree as follows:

Article 1. Intellectual Property Rights

1.1.                    According to the related laws and regulations on intellectual property rights, when Party B is employed by Party A, Party A has the right to use, within its scope of business uses, all Party’s B’s inventions, product designs, computer softwares, technical secrets, or other business secrets whose intellectual property rights are owned by Party A. Party A shall respect Party B’s own legitimate rights on the inventions, product designs, computer softwares, technical secrets, or other business secrets  and assist him/her in the exercise of these rights.

1.2.                    When Party A is employed by Party B does not only refer to the period when Party B holds a position and has certain job responsibilities in Party B, but also includes the period when Party B Party B holds a position and has certain job responsibilities in the related enterprises of Party A. Therefore, during Party B’s employment by Party A, all the information obtained by Party B as set forth in Article 2.1 is confidential information

Article 2.The Definition, Forms and Scope of Confidential Information

2.1                       Party A’s confidential information shall mean any business information that Party B, during his employment by Party A, can acquire any economic benefits or competitive advantages (whether directly or indirectly) from and is not available to the public.

2.2         Party A’s confidential information shall include but not limited to the following:

a)                  Information about Party A’s products, methods, processes, improvement, formulas, designs, and methods which are not available to the public;

b)                 Party A’s business and market strategies;

c)                  Documents of research and development including records of research and development activities such as meeting minutes, test results, technical improvement notices, inspection methods etc. ;

d)                 Party A’s (current and potential) customers’ information including customer lists, etc.;

e)                  Information about Party A’s research projects, proprietary technologies, prices, discounts, increases of prices, future business strategies, marketing, and biddings ,any price-sensitive information, and information related to Party A’s intellectual property portfolio; and

f)                    Other information, including business information, management information and technical information related to Party A’s competition and the effectiveness, such as procurement plans, sources of supply, marketing plans, financial statements, pricing schemes, distribution programs, computer softwares, databases, technical indicators , technical reports, test reports, operating manuals, technical files, key management methods and related letters etc.

2.3         Party A’s confidential information can be physical, chemical, biological or of any other forms, such as documents, books, periodicals, letters, drawings, reports, disks, films, slides, photos, tapes, and e-mails etc.

2.4         Information that Party A has not disclosed to the public in its operations.

Article 3. Obligations of Confidentiality

3.1         Party B’s obligations of confidentiality are based on his/her duty of loyalty to the Party A. Party B shall perform the following duties:

a)                  Party B shall strictly abide by any written or unwritten rules of confidentiality, policies stipulated by Party A, fulfill duties of confidentiality correspondent to his/her job, preventing disclosure of Party A’s confidential information or the other companies’ information that Party A promises the obligation of keeping confidential; If Party B, during his employment by Party A, ever has accesses to the confidential information not described or not clearly described in Party A’s confidentiality rules and policies, Party B should be prudent and honest and take any necessary and reasonable measures to protect Party A’s confidential information or the other companies’information that Party A promises to keep confidential;

b)                 Party B shall never in any form disclose or publicize Party A’s confidential information or the other companies’information that Party A promises to keep confidential to anyone other than Party A;

c)                  Party B shall use correctly Party A’s confidential information or the other companies’information that Party A promises to keep confidential and never use the aforesaid information beyond the scope of his/her job responsibilities ;

d)                 Party B shall timely report to Party A the confidential information that involves the interests of Party A and Party A may not be aware of ;

e)                  Party B shall not make benefits from Party A’s confidential information or the other companies’information that Party A promises to keep confidential for himself/herself or any third party;

f)                    Party B shall not use undisclosed information to seek benefits for themselves or others, shall not violate the relevant laws to provide the undisclosed investment-related information for Party A’s shareholders, Party A-related companies other departments of Party A or Party B; and

g)                 Party B shall appropriately keep Party A’s confidential information or the other companies’information that Party A promises to keep confidential.

3.2         Before  Party B’s employment relation with Party A terminates or thereafter, Party B shall never in any form disclose Party A’s confidential information or the other companies’information that Party A promises to keep confidential.

3.3         After Party B terminates the employment relation with Party A, Party B is subject to one of the following categories of obligation of confidentiality (If Party B do not make a choice, he/she is automatically deemed to have chosen the confidentiality of no time limit):

a)                  The Confidentiality of No Time Limit: The obligation of confidentiality is removed from Party B until Party A announces the removal or confidential information in fact has been made public;

b)                 The Confidentiality of a Time Limit: The confidentiality period of Pary B shall begin from the day the employment relations terminates between the two Parties, and shall end on                             .

3.4                     All Party B’ materials, charts, notes, reports, letters, faxes, tapes, disks, equipments and any other forms of information carrier that have held or recorded Party A’s confidential information as part of Party B’s job responsibility are owned by Party A. If the carrier of the confidential information is also Party B’s personal belongings, Party B shall be deemed to have agreed to transfer the ownership of the carriers to Party A. When Party B hands in the carriers, Party A shall give Party B due financial compensations that are equivalent to the values of the carriers.

3.5                                 When the labor contract between the two Parties is terminated or dissolved or when upon the request of Party A, Party B shall go through the hand-over procedures and return, in the form and procedure and at the time as Party A requires, all the things that belong to Party A, including carriers that hold Party A’s confidential information and  Party B shall not keep, transfer to the others, destroy or take away the carriers. However, if the carrier is owned by Party B, and the confidential information can be deleted or copied from the carrier, Party A can copy the confidential information to Party A’s own carriers and delete the original information on Party B’s carrier. Thereafter, Party B need not hand in the carrier and Party A need not to give Party B the financial compensations.

Article 4.Disclosure of Confidential Information

4.1                     Acts  by Party B as one of the following will be treated as intentionally disclosing the confidential information of Party A:

a)                  By copying, reproducing ,sending by E-mail or any other form, takinging away from Party A’s location Party A’s confidential information or the other companies’information that Party A promises to keep confidential or giving the aforesaid information to others to read, copy, transfer;or

b)                 ; Providing, directly or indirectly, Party A’s confidential information or the other companies’information that Party A promises to keep confidential in oral, written or any other form for Party A’s competitors; or

c)                  Without Party A’s authorization, in the name of Party A or in the name of Party A and Party B, publicizing or providing Party A’s confidential information or the other companies’information that Party A promises to keep confidential; or

d)                 After terminating the employment relation with Party  A, using the confidential information obtained when employed by Party A to seek benefit for or serve the other enterprises or individuals; or

e)                  By any other means or form, disclosing Party A’s confidential information or the other companies’information that Party A promises to keep confidential.

4.2                     Party B shall not be bound by the confidentiality obligations set forth in this Agreement if Party B can provide any written evidence with a clear explanatory power to prove that the nature of his/her acts are as one of the followings:

a)                  Party B uses Party A’s confidential information correctly and reasonably within Party’s authorization to fulfill his/her job responsibilities and to serve Party A’s interests; or

b)                 Party B uses or discloses Party A’s confidential information to implement compulsive legal obligations (such as court orders). In this case, Party B shall only use or disclose Party A’s confidential information within the requirements of the compulsive legal obligations or the necessary information clearly described in the legal obligations, and Party B shall not use or disclose Party A’s confidential information before notifying Party A so that Party A can take appropriate protective measures.

Article 5. Non-Competition

5.1                     Non-competition in employment: When Party B is employed by Party A, Party B also has the non-competition obligations under Article 5.3.

5.2                     Non-competition after termination of employment: Within 2 years (24 months) since the labor contract between Party A and Party B is terminated or dissolved upon the request of Party A or Party B (regardless of the reasons for termination or dissolving of the employment relations, and regardless of the existence of such a reason), Party B shall have non-competition obligations.

5.3                     Party B’s non-competition obligations require that Party B shall not:

a)                  Compete with Party A by running his/her own business or working for other companies.

b)                 Be employed by or have interests in  enterprises or organizaions that compete with Party A in products, markets or services directly or indirectly;

c)                  Be employed by Party A’s other competitors;

d)                 Directly or indirectly produce or market similar products or services to compete with Party A;

e)                  Contact Party A’s customers for business purposes, such as directly or indirectly owning, operating, controlling, serving, employment consultations or participating in any activities that directly or indirectly remove Party A’s customers or affect Party A’s business results negatively now or in the future; Party A’s customers refer to customers belong to Party A 1 year before the labor contract between Party A and Party B is terminated, including customers, regardless of its actual location, that Party A is evaluating, negotiating, contact or planning to develop when terminating the employment with Party B;

f)                    Interfere with employment relation between Party A and other employees through inducement, persuasion or any other way;

g)                 Hire or prompt others to employ Party A’s staff as a consultant; and

h)                 Hire or prompt others to employ Party A’s staff.

5.4                     Party B’s non-competition obligations require that Party B shall not, directly or indirectly, be employed by or have any form of interests in, Party A’s competitors.

5.5                     Party B’s non-competition obligations require that within the time limit of non-competition obligations, Party B’s violating any of the aforesaid article 5.3-5.4, in the PRC (including Hong Kong, Macao and Taiwan), will be deemed to be violation of the non-competition obligations in this Agreement.

5.6                     Within the period of non-competition obligations, Party B if employed full-time or part-time by any other employers other than Party A, or if directly or indirectly start operating any businesses, shall have the obligations to inform Party A in written form of the new employer’s address, name and business performances in one week from the new employment and to provide the new employer with this Agreement.

Article 6. Economic compensation

6.1                     Standards: If Party B executes the  obligations as set forth in Article 5 within 2 years (24 months) since the employment relation between Party A and Party B is terminated or dissolved, Party A in accordance with certain criteria, shall pay Party B monthly compensation fees for non-competition. Upon mutual agreement, the compensation fees can also be paid once for all. Specific criteria and methods of payment shall be work out by both Parties. Party A shall notify Party B of the specific amount of the compensation and the way of payment within 30 days from the employment relation between Party A and Party B is terminated or dissolved.

Before terminating the employment by Party A, Party B shall cooperate by opening an account in the bank designated by Party A and shall in writing form notify Party A of the account number. Party A shall pay the monthly compensation for non-competition to Party B through the designated account.

6.2                     Party B’s obligation of timely notification: If Party B loses, reports the loss of or cancels the designated account, or for any personal reasons cause Party A to be unable to pay the compensation timely through the specified account, Party B shall promptly notify Party A in 3 days after the occurrence of the aforesaid failure of payment, in a timely manner open a new account in the bank designated by Party A and notify Party A of the new account number to ensure that the compensation can by received by Party B through the designated account on a monthly basis.

6.3                     If Party A is not able to pay the compensation due to Party B’s personal reasons, Party B shall be deemed to have given up his/her rights to be paid the compensation for non-competition and his/her non-competition obligations shall not be exempted.

6.4                     The payroll tax as a result of the compensation: Party A shall be responsible for paying the extra payroll tax the compensation causes to Party B and shall directly deduct the payroll tax from the compensation fee.

Article 7. Responsibilities upon Default

7.1                     If Party B violates the obligations of non-competition as set forth in This Agreement, Party B has the right to require Party B to stop his/her behaviors of violation. Party B be shall return all the compensation he/she has received to Party A and pay once for all twice the amount of compensation he/she is supposed to receive  within the non-competition period as a penalty.

7.2                     If the loss Party B’s default causes to Party A have exceeded the penalty, Party A has the right to require Party B to pay a penalty equivalent to Party A’ actual loss.

7.3                     If Party B’ default result in the total disclosure of Party A’s confidential information, Party B shall pay compensations to Party A for the value of all its confidential information. The value of the confidential information shall be assessed by the state-recognized rating agencies.

7.4                     If Party B’s conduct constitutes a criminal offense, after Party B shall pays compensations and take civil liabilities in accordance with This Agreement and Party A has the right to charge Party B of criminal offences through judicial channels.

Article 8. Dispute Resolution

8.1.                  All disputes between Party A and Party B on the execution of this Agreement shall be resolved by mediation. If mediation fails to settle the dispute, either Party has the right to apply for arbitration at the Labor Dispute Arbitration Committee of the place where Party A is located.

Article 9. Governing Law

9.1                     The entering into, taking effect, interpretation, implementation and dispute resolution of This Agreement  is applicable to laws and regulatiosn of PRC.

9.2                     If the laws, regulations, administrative policies and regulations that This Agreement is based upon change in the future, the related articles of This Agreement shall be changed in accordance with the new laws, regulations, administrative policies and regulations.

Article 10. Miscellaneous

10.1.                                                            The titles in this Agreement are used only for convenience of reading and shall not affect the meaning of this Agreement;

10.2.                                                            The period of Party B’s employment by Party A in this Agreement refers to is restricted to the period when Party B goes to work at Party A and receive salaries from Party A.

10.3.                                                            The “When the employment relation between Party A and Party B is terminated or dissolved” in this Agreement refers to the day either Party makes it clear that the employment relation between them is resolved or terminated. Party B ceasing to fulfill his/her duties is deemed as a resignation.

10.4.                                                            Changes to the terms of this Agreement shall be made upon mutual agreement and determined in written form.

10.5.                                                            Any article of this Agreement shall not be interpreted as conferring on Party B any right, ownership and interests of the confidential information of Party A.

10.6.                                                            This Agreement shall have two counterparts, each of which shall be held by each party respectively, and all of which shall have equal legal force.

10.7.                                                            The Agreement is deemed as an important part of Party A’s “labor contract” and shall have the same legally binding forces as the “employment contract”.

10.8.                                                            Party A and Party B, both confirm that prior to signing this Agreement, they have carefully read the content of this Agreement and fully understood the legal meanings of all the articles in this Agreement.

( (End of the agreement. The next page is the  signature page)

(This page is for signing the Confidentiality and Non-competition Agreement)

Party A:  China Packaging Group Inc..

Party B:	(Signature):

Date: Year Month Date